Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of International Flavors & Fragrances Inc. (the ‘‘Company’’) for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), Robert M. Amen, as Chief Executive Officer of the Company, and Douglas J. Wetmore, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2008

By: /s/ Robert M. Amen
     Name:   Robert M. Amen
     Title:   Chairman of the Board and
                Chief Executive Officer

By: /s/ Douglas J. Wetmore
     Name:   Douglas J. Wetmore
     Title:   Senior Vice President,
                Chief Financial Officer and Treasurer